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                                                                    EXHIBIT 23.3

                                     CONSENT

         I consent to being named as a director, director nominee, or officer of the Company in the Registration Statement.

Dated:  September 19, 2003

                                      /s/ Duane W. Acklie
                                      Duane W. Acklie